UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2023

DERMATA THERAPEUTICS, INC.
(Exact Name of registrant as Specified in its Charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd., #322,

San Diego, CA 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	DRMA	The Nasdaq Stock Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2023, Dermata Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with an investor (the “Purchase Agreement”) pursuant to which the Company agreed to sell, in a best efforts public offering (the “Offering”) priced at the market under Nasdaq rules, an aggregate of (i) 85,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,533,123 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series A warrants (the “Series A Common Warrants”) to purchase up to an aggregate of 1,618,123 shares of Common Stock (the “Series A Warrant Shares”), and (iv) Series B warrants (the “Series B Common Warrants” and collectively with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 1,618,123 shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”).

The Shares and accompanying Warrants were sold in fixed combinations, with each share of Common Stock accompanied by one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and accompanying Warrants was $3.09, and the public offering price for each Pre-Funded Warrant and accompanying Warrants was $3.0899. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. The Warrants have an exercise price of $2.82 per share and are exercisable immediately upon issuance. The Series A Common Warrants will expire five years from issuance and the Series B Common Warrants will expire twenty-eight months from issuance.

Additionally, in connection with the Offering, the Company agreed to amend the terms of certain outstanding warrants to purchase up to an aggregate of 235,849 shares of Common Stock that were previously issued in April 2022 at an exercise price of $21.20 per share and with an expiration date of April 26, 2027, held by the purchaser in the Offering, effective upon the closing of the Offering, such that these amended warrants now have a reduced exercise price of $2.82 per share and will expire five years following the closing of the Offering.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants, is approximately $4.2 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to our technologies, licensing activities related to our current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital. The Offering closed on March 20, 2023.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for 60 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Subject to certain beneficial ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, respectively, (or, at the election of the holder of the Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

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H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering, pursuant to an engagement letter, dated as of November 27, 2022, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Offering, and reimbursed certain expenses and legal fees. In addition, the Company issued to Wainwright or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 113,269 shares of Common Stock (the “Placement Agent Warrant Shares”) at an exercise price equal to $3.8625 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of the Purchase Agreement.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on March 1, 2023, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-270195), and declared effective on March 16, 2023.

The foregoing description of the material terms of the Purchase Agreement, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the forms of Series A Common Warrant and the Series B Common Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

                On March 16, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

                On March 20, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-270195) filed on March 13, 2023).
4.2

Form of Series A Common Warrant and Series B Common Warrant (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1/A (File No. 333-270195) filed on March 16, 2023).

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1/A (File No. 333-270195) filed on March 13, 2023).
10.1	Form of Purchase Agreement (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1/A (File No. 333-270195) filed on March 16, 2023).
99.1	Press Release dated March 16, 2023, announcing the pricing of the Offering.
99.2	Press Release dated March 20, 2023, announcing the closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dermata therapeutics, inc

	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

Date: March 20, 2023

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